EXHIBIT 5.1

                        ALBRIGHT & BLUM, P.C. LETTERHEAD

                                February 6, 2007

Electronic Game Card, Inc.
712 Fifth Avenue, 19th Floor
New York, New York 10019-4108

Re: Electronic Game Card, Inc. (the "Company") Registration of 25,033,741 Shares of the Company's Common Stock on the First Amendment to Form SB-2/A

Gentlemen:

We have examined the Registration Statement on the First Amendment to Form SB-2/A to be filed by you with the Securities and Exchange Commission ("SEC") on or about February 6, 2007 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 25,033,741 shares of your common stock, par value $.001 per share (the "Shares"). We understand that the Shares are to be sold by the Selling Stockholders (as described and defined in the Registration Statement) to the public from time to time as described in the Registration Statement.

We have examined originals or copies of those corporate and other records and documents that we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. Where applicable or necessary, we have relied upon the certificates of government agencies.

On the basis of such examination, my reliance upon the assumptions in this opinion and our consideration of those questions of laws we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that the Shares have been validly issued, are fully paid and non-assessable; that the Shares to be issued to the Selling Stockholders upon their proper exercise of warrants (including payment in full therefore) will be validly issued, fully paid and non- assessable; and, that the Shares, if sold by such Selling Stockholders in the manner described in the Registration Statement, will continue to be validly issued, fully paid and non- assessable.

The laws covered by this opinion are limited to the laws of the United States and the laws of the State of Nevada. We express no opinion herein concerning any laws of any other jurisdiction and no opinion regarding statutes, administration decisions, rules, regulations or requirement of any country, municipality, subdivision or local authority of any jurisdiction.


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We hereby  consent to the use of this opinion as an exhibit to the  Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.


Sincerely,

/S/ ALBRIGHT & BLUM, P.C.
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ALBRIGHT & BLUM, P.C.